EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of International Isotopes, Inc. and subsidiaries, (the “Company”) on 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Steve T. Laflin, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2007	/s/ Steve T. Laflin
Steve T. Laflin
Chief Executive Officer, Chief Financial Officer